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                                                                     EXHIBIT 5.1
                                                                     -----------



June 12, 1998



IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, Maine  04092


         Re:   1998 Stock Incentive Plan
               -------------------------


Ladies and Gentlemen:

         I am General Counsel to IDEXX Laboratories, Inc., a Delaware corporation (the "Company"). In such capacity, I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 1,800,000 shares of Common Stock, par value $.10 per share (the "Shares"), of the Company, issuable under the Company's 1998 Stock Incentive Plan (the "Plan").

         I have examined the Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated By-Laws of the Company, as amended, and originals, or copies certified to my satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as I have deemed material for purposes of this opinion.

         In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, I am of the opinion that the Company has duly authorized for issuance the Shares, as described in the Registration Statement, and the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.





                                             Very truly yours,

                                             /s/ Richard B. Thorp
                                             ---------------------------------
                                             Richard B. Thorp
                                             General Counsel